Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendments No. __)

Filed by the Registrant (x)
Filed by a party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e) (2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                SEMX Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      same
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

(X) No fee required
( ) Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11(1).

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

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( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    3) Filing Party:

    ----------------------------------------------------------------------------

    4) Date Filed:

                               SEMX CORPORATION
                              One Labriola Court
                            Armonk, New York 10504

                                  ----------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  May 26, 1999

                                  ----------

To the Stockholders of SEMX Corporation:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of SEMX Corporation (the "Company"), which will be held at 11:00 a.m. (E.D.T.) on May 26, 1999, at The Club 101, 101 Park Avenue, New York, New York 10178, telephone number (212) 687-1045, to consider and act upon the following matters:

   (1) The election of a Board of Directors consisting of seven persons to hold office for a one-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Gilbert D. Raker, Frank J. Polese, Richard D. Fain, John U. Moorhead II, Steven B. Sands, Mark A. Pinto and Andrew Lozyniak) are described in the accompanying Proxy Statement.

   (2) The ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the year ending December 31, 1999.

   (3) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 9, 1999 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card which is being solicited on behalf of the Board of Directors, and return it without delay in the enclosed postage prepaid envelope. Your proxy is revocable and will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Date: April 28, 1999                 By order of the Board of Directors,


                                     Mark A. Koch, Secretary

                               SEMX CORPORATION
                              One Labriola Court
                            Armonk, New York 10504
                                (914) 273-5500

                                  ----------

                                Proxy Statement

                        Annual Meeting of Stockholders

                                 To Be Held On

                                May 26, 1999 At

                         THE CLUB 101, 101 PARK AVENUE
                              NEW YORK, NEW YORK

     These proxy materials are furnished to holders of Common Stock, $.10 par value ("Common Stock"), of SEMX Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at 11:00 A.M. (E.D.T.) on May 26, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Stock represented at the Annual Meeting is required for the election of Directors, and for the ratification of the appointment of the Company's auditors. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Director as set forth herein, and FOR the ratification of the appointment of the Company's auditors for the year ending December 31, 1999. Shares represented by proxies which are marked "abstain" for Item 2 on the proxy card, and proxies which are marked to deny discretionary authority on all other matters, will not be included in the vote totals with respect to those items, and therefore will have no effect on the vote. An automated system administered by the Company's transfer agent counts the votes. The Company's Certificate of Incorporation and By-laws do not contain provisions concerning the treatment of abstentions and broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a proposal or nominee has been approved.

     The Board of Directors does not anticipate that the nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or the nominees are not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

     A stockholder may revoke their Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices at One Labriola Court, Armonk, New York 10504, either by written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote their shares in person. All costs of this solicitation are to be borne by the Company.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, One Labriola Court, Armonk, New York 10504, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

     This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 1998 Annual Report to Stockholders including financial statements, are expected to be mailed commencing on or about April 28, 1999 to stockholders of record on April 9, 1999.

                               VOTING SECURITIES
     April 9, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 6,041,016 shares of Common Stock (which figure excludes 334,600 treasury shares not entitled to vote). The Company has no shares of Preferred Stock, $.10 par value issued.

     The following table sets forth, as of April 9, 1999, certain information concerning those persons known to the Company to be the beneficial owners (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of more than five (5%) percent of the outstanding shares of Common Stock of the Company and the number of shares of Common Stock of the Company owned by all Directors and nominees of the Company, individually, the Chief Executive Officer of the Company, each of the Named Executive Officers, and by all Directors and executive officers of the Company as a group:


Name and Address of                                     Amount and Nature
Beneficial Owner and                                      of Beneficial      Percent of
Identity of Group (1)(2)                                    Ownership          Class
----------------------------------------------------   ------------------   -----------
Richard D. Fain (3)                                            28,700              *
Kenneth J. Huth (4)                                            48,040              *
John U. Moorhead, II (5)                                       95,100            1.6%
Mark A. Pinto (6)                                              79,000            1.3%
Frank J. Polese (7)                                           420,984            6.9%
Gilbert D. Raker (8)                                          748,925           12.2%
Steven B. Sands (9)                                           203,250            3.4%
Andrew Lozyniak                                                35,000              *
Douglas G. Sages (10)                                           7,500              *
All executive officers and Directors as a group (9
 persons) (11)                                              1,670,249           26.6%

----------

* Less than 1% of outstanding shares of Common Stock

 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (2) The address of all of the persons is c/o SEMX Corporation, One Labriola Court, Armonk, New York 10504.

 (3) Includes 2,700 shares of Common Stock held in trust for Mr. Fain's children, as to which Mr. Fain disclaims beneficial ownership. Includes underlying options to purchase 12,500 shares of Common Stock.

 (4) Includes underlying options to purchase 12,000 shares of Common Stock, and options held by his spouse to purchase 3,750 shares of Common Stock.

 (5) Includes 3,600 shares of Common Stock owned by his spouse, as to which Mr. Moorhead disclaims beneficial ownership and underlying options to purchase 37,500 shares of Common Stock.

 (6) Includes 29,500 shares of Common Stock owned by Mr. Pinto's father, as to which Mr. Pinto disclaims beneficial ownership, and includes an underlying options to purchase 17,500 shares of common stock but excludes any shares owned by Sutro & Company, Mr. Pinto's employer.

 (7) Includes underlying options to purchase 61,250 shares of Common Stock.

 (8) Includes underlying options to purchase 77,650 shares of Common Stock, 12,500 shares of Common Stock beneficially owned by Mr. Raker's minor daughter, as to which Mr. Raker disclaims beneficial ownership and 1,625 shares beneficially owned by his spouse, as to which Mr. Raker disclaims beneficial ownership.

 (9) Includes an aggregate of 190,000 shares owned by three limited partnerships, the general partners of which are corporations of which Mr. Sands is a 50% stockholder. Includes underlying options to purchase 12,500 shares of Common Stock.

(10) Sages resigned as Executive Vice President and Chief Financial Officer effective February 22, 1999. Mr. Sages shares are owned indirectly by his spouse. Upon his resignation, Mr. Sages' options were cancelled.

(11) Includes an aggregate of 230,900 shares of Common Stock issuable upon exercise of options described in notes (3), (4), (5), (6), (7), (8) and
     (9).

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The seven (7) nominees of management for election as Directors of the Company at the Annual Meeting and certain information concerning each member are set forth below. All the nominees are currently serving as Directors of the Company. If elected, a Director of the Company, will hold office until the next Annual Meeting of Stockholders or until their successor is duly elected and qualified or until their death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nominees named below, unless the Proxy contains contrary instructions to withhold authority. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the Directors.

     The following persons, each of whom is currently serving as a Director of the Company are nominated for election.


Name                      Age                      Position
----------------------   -----   -------------------------------------------
Gilbert D. Raker          55     Chairman of the Board, President and Chief
                                 Executive Officer
Frank J. Polese           42     Vice Chairman and Director
Richard D. Fain           51     Director
John U. Moorhead, II      46     Director
Steven B. Sands           40     Director
Mark A. Pinto             42     Director
Andrew Lozyniak           68     Director

     Gilbert D. Raker--Chairman of the Board, and Chief Executive Officer of the Company since May 1990, President since December 31, 1995.

     Frank J. Polese--Vice Chairman of the Company since January 1996 and a Director of the Company since July 1993. Mr. Polese also served as President of the Company between January, 1994 and December, 1995. Mr. Polese has served since August 1991 as President of Polese Company, Inc., a California corporation ("Polese Company"), which was acquired by the Company on May 27, 1993, prior to which Mr. Polese was its sole shareholder. Prior to August 1991, Mr. Polese was a manufacturer's representative specializing in products incorporated into microelectronic packages for the electronics industry.

     Richard D. Fain--a Director of the Company since October 1991. Since April 1988, Mr. Fain has been Chairman of the Board of Directors and Chief Executive Officer of Royal Caribbean Cruises, Ltd., a company engaged in the operation of cruise ships. From 1975 until April 1988, Mr. Fain served in various executive capacities and as a Director of Gotaas Larsen Shipping Corporation, a company engaged in operating tankers and liquid natural gas vessels.

     John U. Moorhead, II--a Director of the Company since October 1991. Since January, 1995, Mr. Moorhead has been a managing director of V. M. Equity Partners, an investment banking firm. Since November, 1990 Mr. Moorhead has been President of The Moorhead Group, Inc., an investment banking and consulting firm. From January 1988 to October 1990, Mr. Moorhead was Director of the New Business Group of the Investment Banking Division of Lehman Brothers. From November 1984 to December 1987, Mr. Moorhead was a senior executive at E.F. Hutton. He is a director of ICG Communications, Inc.

     Steven B. Sands--a Director of the Company since January 1992. Since November 1990, Mr. Sands has been Chairman of Sands Brothers & Co., Ltd., an investment banking and brokerage firm. From 1987 to 1989, Mr. Sands served as a Managing Director of Rodman & Renshaw, a NYSE member firm. From 1984 to 1986, Mr. Sands served as a Managing Director of Laidlaw Adams & Peck, an investment banking firm. Mr. Sands serves as a Director of Brightpoint, Inc. (wholesale distributor of cellular phones), The Village Green Bookstore, Inc. (owns and operates book store chain) and Command Security Corporation (security guard service).

     Mark A. Pinto--a Director of the Company since July 1995. He has been Vice President/Institutional Sales, Corporate Bond Department of Sutro & Co. since 1990. From 1987 until 1990, Mr. Pinto was Vice President/Fixed Income of Kidder Peabody & Co. Mr. Pinto has been employed in the securities industry since 1983.

     Andrew Lozyniak--a Director of the Company since September 1998. Mr. Lozyniak was formerly the Chairman of Dynamics Corporation of America ("DCA"), a New York Stock Exchange listed company which manufactured electrical appliances and electronic devices, power and controlled environmental systems and fabricated metal products and equipment. He was associated with DCA since 1961 in various capacities, including Executive Vice President, President, Chief Executive Officer and was elected Chairman in 1978. DCA merged with CTS Corporation, a NYSE listed manufacturer of electronic components, in October 1997. Mr. Lozyniak is a member of the Board of Directors of CTS Corporation.


Certain Information Concerning the Board of Directors
     The Company held 6 meetings of the Board of Directors during the fiscal year ended December 31, 1998 ("Fiscal 1998") and conducted other business by unanimous written consent. All of the directors attended at least 75% of the Board of Directors, with the exception of Richard D. Fain.

     The Company has a standing audit committee of the Board of Directors, comprised of Messrs. Sands and Pinto, of which Mr. Pinto is the Chairman. During 1998, the audit committee met 1 time.

     The Company has a standing compensation committee of the Board of Directors (the "Compensation Committee"), which is comprised of Messrs. Fain and Moorhead, of which Mr. Moorhead is the Chairman. During 1998, the Compensation Committee met 2 times.

     The Board of Directors does not have a standing nominating committee.

Executive Officers
     The Executive Officers of the Company are as follows:

        Name           Age             Position
-------------------   -----   --------------------------
Gilbert D. Raker       55     Chairman of the Board,
                              President and
                              Chief Executive Officer
Frank J. Polese        42     Vice Chairman of the
                              Board, President of
                              Polese Company
Kenneth J. Huth        60     Executive Vice President
Douglas Sages (1)      48     Executive Vice President,
                              Chief Financial Officer

----------
(1) Mr. Sages resigned as Executive Vice President and Chief Financial Officer, effective February 22, 1999.

     Kenneth J. Huth--Executive Vice President of the Company since January, 1994. President of the Company from January 1990 to December 1993 and President of the Semiconductor Packaging Materials division since July 1998. From 1972 to December 1989, Mr. Huth served as President of Kenneth J. Huth, Inc., a manufacturer's representative specializing in precision stampings and related products for the electronics industry.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the NASDAQ. Officers, Directors and greater-than-10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during Fiscal 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater-than-10% beneficial owners were complied with in a timely fashion.

Executive Compensation
     The following table summarizes the compensation paid to, or earned by, the Company's Chief Executive Officer and each of the four most highly compensated executive officers, other than its Chief Executive Officer (the "Named Executive Officers"), who were serving as executive officers at the end of the 1996, 1997 and 1998 fiscal years, for services rendered in all capacities to the Company during such year.

                        (A) SUMMARY COMPENSATION TABLE

                                         Annual Compensation                             Awards
                                --------------------------------------   --------------------------------------
Name and                                                                     Securities
Principal                        Fiscal                                      Underlying          All Other(1)
Position                          Year      Salary ($)     Bonus ($)*     Options/SARs (#)     Compensation ($)
-----------------------------   --------   ------------   ------------   ------------------   -----------------
Gilbert D. Raker                 1998        $271,992        $75,000         3,750(4)
Chairman, President and          1997        $259,384        $75,000        32,800
Chief Executive Officer          1996        $237,000        $60,000        37,500

Frank J. Polese,                 1998        $188,154        $25,000         3,750(4)
Vice Chairman and President      1997        $156,923        $25,000         5,000
of Polese Company (2)            1996        $160,654          0            10,000

Kenneth J. Huth,                 1998        $160,356        $35,000         2,000(4)
Executive Vice President         1997        $152,057        $30,000         5,000
                                 1996        $140,000        $40,000        10,000
Douglas G. Sages,                1998        $147,116              0        25,000
Executive Vice President,
Chief Financial Officer (3)

----------
* The bonuses shown, had been accrued in the prior year and were paid to the executive in the year noted in the table.

(1) The aggregate amount of such compensation is the lesser of either $50,000 or 10% of such person's total annual salary and bonus.

(2)   Mr. Polese became Vice Chairman in January 1996.

(3) Douglas Sages joined the Company as Executive Vice President and Chief Financial Officer in May of 1998. Mr. Sages resigned as Executive Vice President and Chief Financial Officer effective February 22, 1999, at which time, the 25,000 options which had been granted to Mr. Sages by the Company were cancelled.

(4) These options were received in exchange for options previously granted in fiscal 1998. See "Ten Year Information Regarding Repricing, Cancellation and Regrant of Options".

   (B) OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          Number of         Percent of                                        Hypothetical
                         Securities      Total Options/SAR                                      Value at
                         Underlying    Granted to Employees   Exercise or Base   Expiration     Date of
  Name of Individual    Options/SARs      In Fiscal Year       Price ($ Share)      Date        Grant(1)
---------------------- -------------- ---------------------- ------------------ ------------ -------------
Gilbert Raker              3,750(2)             2.5%              $  3.00          5/15/03       $ 4,577
Frank Polese               3,750(2)             2.5%              $  3.00          5/15/08       $ 6,480
Kenneth J. Huth            2,000(2)             1.3%              $  3.00          5/15/08       $ 3,456
Douglas G. Sages (3)      10,000                6.7%              $  6.25          5/15/08       $37,780
                          15,000               10.0%              $  6.50          5/4/03        $47,030

----------
(1) The estimated present value at grant of options during fiscal year 1998 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions; estimated time until exercise: 3 years from the original grant date for Mr. Raker's options and 5 years from the original grant date for all other options presented; a risk free interest rate of 4.44% for Mr. Raker's options, 4.33% for Mr. Polese and Mr. Huth's options and approximately 5.6% for Mr. Sages options was used, representing in each case Treasury Note rates for the expected life of the option at the time of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

      The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

(2) These Options were received in exchange for options previously granted in fiscal 1998. See "Ten Year Information Regarding Repricing, Cancellation and Regrant of Options."

(3) Douglas Sages joined the Company as Executive Vice President and Chief Financial Officer in May of 1998. Mr. Sages resigned as Executive Vice President and Chief Financial Officer effective February 22, 1999, at which time, the 25,000 options which had been granted to Mr. Sages by the Company were cancelled.

      (C) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
     The following table sets forth (a) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during the 1998 fiscal year by the Chief Executive Officer and each of the Named Executive Officers, (b) the total number of all outstanding, unexercised options (separately identifying exercisable and unexercisable options) held by such executive officers as of the end of Fiscal 1998, and (c) the aggregate dollar value of all such unexercised options that are in-the-money (i.e., options as to which the fair market value of the underlying Common Stock that is subject to the option exceeds the exercise price of the option), as of the end of Fiscal 1998:

                                                             Number of          Value of Unexercised
                                                            Unexercised             In the Money
                                                          Options/SARs at         Options/SARs at
                         Shares                         Fiscal Year-End (#)     Fiscal Year-End (#)
                        Acquired/          Value            Exercisable/            Exercisable/
Name                  Exercise (#)     Realized ($)        Unexercisable           Unexercisable
------------------   --------------   --------------   ---------------------   ---------------------
Gilbert D. Raker          --               --               73,900/3750                $0/$0
Frank J. Polese           --               --               57,500/3750                $0/$0
Kenneth J. Huth           --               --               10,000/2000                $0/$0
Douglas G. Sages          --               --                  0/25,000                $0/$0

   (D) TEN YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS.
     In December 1998, the Company repriced certain outstanding stock options which were granted from 1993 to 1998. In connection with the repricing, the Company made an offer to certain holders of the options, including the Chief Executive Officer and the Named Executive Officers, to reduce by one-half the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price, to $3.00 per share. The following table sets forth certain information with respect to the repricing of options held by the Chief Executive Officer and the Named Executive Officers.


                                   Original        Amended       Closing                                      Length of
                                   Number of      Number of       market                                      Original
                                  Securities     Securities      Price of      Exercise                      Option Term
                                  Underlying     Underlying      Stock at      Price at          New          Remaining
                                    Options        Options       Time of       Time of        Exercise       at Date of
       Name            Date        Repriced       Repriced      Repricing     Repricing         Price         Repricing
-----------------   ----------   ------------   ------------   -----------   -----------   --------------   ------------
Gilbert Raker       12/01/98       20,000         10,000       $2.469       $  4.40        $ 3.00(1)         5.5 years
                    12/01/98       40,000         20,000        2.469          5.00          3.00(1)         5.5 years
                    12/01/98       10,000          5,000        2.469          4.26          3.00(1)          .5 years
                    12/01/98       20,000         10,000        2.469          8.46          3.00(1)         1.5 years
                    12/01/98       17,500          8,750        2.469          9.08          3.00(1)         2.1 years
                    12/01/98       20,000         10,000        2.469          9.25          3.00(1)         2.9 years
                    12/01/98       12,500          6,250        2.469         11.625         3.00(1)         3.9 years
                    12/01/98        7,800          3,900        2.469         12.788         3.00(1)         3.9 years
                    12/01/98        7,500          3,750        2.469          6.875         3.00(1)         4.5 years
Frank J. Polese     12/10/98       10,000          5,000        2.938          8.46          3.00            6.5 years
                    12/10/98        5,000          2,500        2.938          8.25          3.00            7.1 years
                    12/10/98        5,000          2,500        2.938          9.25          3.00            7.9 years
                    12/10/98        5,000          2,500        2.938          8.00          3.00            8.5 years
                    12/10/98        7,500          3,750        2.938          6.25          3.00            9.5 years
Kenneth J. Huth     12/10/98        5,000          2,500        2.938          7.69          3.00            6.5 years
                    12/10/98        5,000          2,500        2.938          8.25          3.00            7.1 years
                    12/10/98        5,000          2,500        2.938          9.25          3.00            7.9 years
                    12/10/98        5,000          2,500        2.938          8.00          3.00            8.5 years
                    12/10/98        4,000          2,000        2.938          6.25          3.00            9.5 years

----------
(1) Represents at least 110% of the closing sales price of the Common Stock on the date of the repricing.

Compensation of Directors
     The independent Directors of the Company, Messrs. Fain, Moorhead, Sands, Pinto and Lozyniak, are each compensated $6,000 per fiscal year and $500 per meeting for serving on the Board of Directors. The Chairman of each committee of the Board receives $1,000 for their service. Members of each committee receive $500 per meeting attended.

     Pursuant to the Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), non-employee Directors (Messrs. Fain, Moorhead, Pinto, Sands and Lozyniak) will receive options to purchase 2,500 shares of Common Stock as of the date of the Annual Meeting. The options will be exercisable at a price equal to 100% of the fair market value of the common stock on the date of grant.


Employment Agreements
     On December 15, 1994, the Company entered into a five-year employment agreement with Gilbert Raker, pursuant to which Mr. Raker will receive an annual salary in 1999 of $284,000. Mr. Raker's future increases in salary are at the discretion of the Board. Bonuses may be paid at the discretion of the Compensation Committee. In the event of a change of control (as defined) of the Company, Mr. Raker may terminate his employment with the Company, and receive the remaining compensation under his employment agreement. Mr. Raker has agreed not to engage in a business that is competitive with the Company during the term of the agreement and for a period of one year thereafter.

     On December 15, 1994, Polese Company entered into a five-year employment agreement with Frank J. Polese, pursuant to which Mr. Polese received an annual salary in 1998 of $182,000. Subsequent to 1998, Mr. Polese's annual salary increases are at the discretion of the Compensation Committee. For a period of ten years, Mr. Polese has the right to receive 10% of (i) the pre-tax profit from Polese Company's copper tungsten product line, after allocating operating costs, and (ii) the proceeds of the sale, if any, by the Company of the copper/tungsten heat dissipation technology. Mr. Polese's agreement contains the same change of control and non-competition provisions as Mr. Raker's agreement.

     On December 15, 1994, the Company entered into a three-year employment agreement with Kenneth Huth, pursuant to which Mr. Huth received an annual salary in 1998 of $157,500. Subsequent to 1998, Mr. Huth's future annual salary increases are at the discretion of the Compensation Committee. The agreement with Mr. Huth continues on a year-to-year basis unless terminated. Mr. Huth's agreement contains the same change of control and non-competition provisions as Mr. Raker's agreement.


Employee Stock Option Plan
     The SEMX Corporation Amended Employees' Incentive Stock Option Plan (the "Plan") provides for shares of the Company's Common Stock to be reserved for issuance upon exercise of options designated as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. There are 900,000 shares reserved for issuance upon exercise of options.

     The Plan is administered for the Board of Directors by the Stock Option Committee, currently comprised of John U. Moorhead II and Richard D. Fain, which determines among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price. The exercise price of any stock option granted under the Plan may not be less than the fair market value of the shares subject to the option on the date of grant, provided that the exercise price of any incentive option granted to an optionee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the shares underlying such option on the date of grant and the aggregate fair market value of stock with respect to which incentive options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The term of each option and the manner in which it may be exercised is determined by the Board of Directors or the Stock Option Committee, provided that any option granted to an optionee owning more than 10% of the Common Stock shall have a term of no more than five years. Incentive Options may be granted only to employees and no option granted to an employee may be exercised unless the optionee is an employee of the Company and has been in such position for at least one year after the date of grant. Options are not transferable, except upon death of the optionee. To date, after giving effect to the exchange and repricing of certain options, 495,025 options (as adjusted) have been granted under the Plan.


Non-Qualified Stock Option Plan
     The Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan") provides for the grant of non-qualified stock options, which are not intended to qualify under Section 422A(b) of the Internal Revenue Code of 1986, as amended, to purchase an aggregate of 300,000 shares. The Non-Qualified Plan provides that non-qualified stock options ("NQSOs" or "Options") may be granted to employees, non-employees, Directors and consultants to the Company and its subsidiaries, all of whom are eligible to participate in the Non-Qualified Plan (the "Participants"). The Plan, as amended, provides that all non-employee Directors will receive options to purchase 2,500 shares of Common Stock as of the date of the Annual Meeting, commencing with the Annual Meeting of 1997. The options are exercisable at a price equal to 100% of the fair market value of the common stock on the date of grant. The Non-Qualified Plan is administered by a stock option committee (the "Non-Qualified Committee") consisting of two disinterested members appointed by the Board of Directors. The Non-Qualified Committee is currently comprised of Mark A. Pinto and Steven B. Sands. The terms of the options granted under the Non-Qualified Plan are to be determined by the Non-Qualified Committee. An option must be granted within ten years from the date that the Non-Qualified Plan was adopted. Options will be exercisable in whole or part at any time during the ten-year period, but will not have an expiration date later than ten years from the date of grant. Options are non-transferable, except upon death of the optionee. To date, after giving effect to the exchange and repricing of certain options 85,000 options have been granted under the Non-Qualified Plan.


Stock Options Outside Of A Plan
     After giving effect for the exchange and repricing of certain options, the Company has granted and presently has outstanding options for 188,750 shares, which were granted outside of its option plans, to certain Directors of the Company, consultants and employees.


                             CERTAIN TRANSACTIONS

     In connection with the acquisition of all of the issued and outstanding shares of Common Stock of Polese Company in 1993, for a ten-year period commencing on January 1, 1994, Mr. Polese has the right to receive 10% of (i) the pre-tax profit from the copper tungsten product line after allocating operating costs and (ii) the proceeds of the sale, if any, by the Company of the tungsten/copper heat dissipation technology.

     During 1997, a company owned by Mr. Polese acquired machinery and equipment from the Company for $254,000. The Company recognized a $46,000 gain on this sale.

     The Company believes that transactions between the Company, its officers, Directors, principal stockholders, its subsidiaries or its or their affiliates have been, and in the future will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties. Future transactions with affiliates will be approved by a majority of the disinterested members of the Board of Directors.


REPORT OF COMPENSATION COMMITTEE
     The Report of the Compensation Committee and the Performance Graph herein shall not be incorporated by reference into any filing notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings in whole or in part, including this Proxy Statement.

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent non-employee directors. The Committee is responsible for establishing and administering the Company's employee compensation plans, subject to the approval of the Board of Directors. The Committee applies a philosophy based on the premise that the achievements and successes of the Company result from the coordinated efforts of all individuals working toward common objectives.


  Compensation Philosophy
     The goals of the Company's compensation program are to align compensation with business performance and to enable the Company to attract and retain competent executives who contribute to the success and profitability of the Company.

     The Committee is committed to providing compensation that helps attract and retain highly competent executive officers. Executive Officers are rewarded based upon corporate performance and profitability through the payment of bonuses and the grant to them of stock options. The Company believes stock ownership by management fosters an interest in the enhancement of stockholder value and thus aligns management's interest with that of the stockholders.


  Compensation of the Chief Executive Officer
     Gilbert D. Raker, the Chairman of the Board, President and Chief Executive Officer has been instrumental in the expansion and growth of the Company. He has played and continues to play a pivotal role in the movement of the Company into new areas of business. In 1994, the Company entered into a five year employment agreement with Mr. Raker. Mr. Raker currently receives a base salary of $284,000 per annum. Increases in his salary are at the discretion of the Board. In addition, the Compensation Committee, in its discretion may pay Mr. Raker a bonus. Mr. Raker did not receive a bonus for the 1998 fiscal year. In addition to being eligible to receive a bonus, Mr. Raker participates in the Company's Stock Option Plans.


COMPENSATION VEHICLES
     The Company uses a total compensation program that consists of cash and equity based compensation.


CASH BASED COMPENSATION
     Salary and Bonuses
     Individual salary determinations of the Company's executive officers are based on experience, duties and functions, performance and comparison to peers, both inside and outside of the Company.

     The Board of Directors in its discretion, may award bonuses to executive officers in recognition of their performance and their contribution to the success of the Company.

     401-K Plan
     The Company has a 401-K Plan and matches up to 2% of the total compensation of participants in the Plan up to a maximum allowed by law.


EQUITY BASED COMPENSATION
     The Company utilizes its Amended Employees' Incentive Stock Option Plan and Non-Qualified Stock Option Plan (the "Plans"), to provide executive officers, among others, involved in the Company's development, an opportunity to acquire or increase their proprietary interest in the financial successes and progress of the Company by means of grants of options to purchase Company Common Stock. The Plans utilize vesting periods, which are determined by the committees of the Board which administer the Plans, to encourage executive officers to continue in the employ of the Company.


REPRICING OF STOCK OPTIONS
     In December of 1998 the Committee agreed to offer the Chief Executive Officer and the Named Executive Officers and others the opportunity to exchange previously granted options for a reduced number of options at a lower exercise price. As per the offer, the individuals could exchange options which had been granted to them with exercise prices ranging from $4.26 to $12.79, for half the amount of options with an exercise price of $3.00 per share. The Closing sale price of the common stock on the dates of the exchanges was $2.469 and $2.938, respectively. Due to a drop in the price of the Company's stock, the Committee felt it was in the best interest of the Company, to make the aforementioned offer to the Chief Executive Officer and the Named Executive Officers and others in order to maintain and strengthen their desire to remain with the Company and stimulate their efforts on the Company's behalf.

THE COMPENSATION COMMITTEE:                                John U. Moorhead, II
                                                                Richard D. Fain

                               PERFORMANCE GRAPH

     Set forth below is a Performance Graph that shows the cumulative total return on the Company's Common Stock compared with the cumulative total return of the Small Cap 600 and a peer group index for the period of the Company's last five fiscal years (December 1993 = 100):

     Because the Company is involved in a variety of microelectronic and semiconductor businesses, no published peer group accurately mirrors the Company's business or weighs those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company had created a special per group index that includes companies in the principal lines of business which the Company does business. The common stocks of the following companies have been included in the peer group index: Alpha Technologies Group, Inc., Brush Wellman, Inc., Kulicke & Soffa Industries, Inc., Merix Corp., Methode Electronics, Inc., Robinson Nugent Inc. and Sheldahl.



                               <GRAPHIC OMITTED>


                      [PLOT POINTS FOR PERFORMANCE GRAPH]

                 1993    1994    1995    1996    1997    1998
                 ----    ----    ----    ----    ----    ----
Small Cap 600    $100      95     123     149     187     185
SEMX              100     150     222     261     181      69
Peer Group        100     149     208     215     218     177


A $100 investment in the Company's Common Stock in December, 1993 would be equal to $69.00 in December, 1998. The Board of Directors recognize that the market price of stock is influenced by many factors, only one in which is company performance. The stock price performance shown on the Performance Graph is not necessarily indicative of future price performance.

     THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" ALL THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1.

PROPOSAL 2

                      RATIFICATION OF THE APPOINTMENT OF
                        GOLDSTEIN GOLUB KESSLER LLP AS
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler LLP of New York have been selected by the Company's Board of Directors as the Company's independent public accountants for the year ending December 31, 1999. Goldstein Golub Kessler LLP have been the Company's independent certified public accountants since 1988. It is expected that a representative of Goldstein Golub Kessler LLP will have an opportunity to make a statement if he or she so desires to do so and to respond to appropriate questions. Proxies are being solicited by management in favor of ratifying the appointment of Goldstein Golub Kessler LLP.

     THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 2.


OTHER MATTERS
     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.


EXPENSES
     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


STOCKHOLDER PROPOSALS
     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held (a beneficial owner may submit a proposal through the record holder of his or her shares); (b) provides the Company in writing with his or her name, address, the number of shares held and the date upon which they were acquired, and with documentary support for a claim of beneficial ownership; (c) notifies the Company of his or her intention to appear personally at the meeting or by a qualified representative under Delaware law to present the proposal for action; and (d) submits the proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office no later than December 24, 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the Company begins to print and mail its proxy materials.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commissions's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                      BY ORDER OF THE BOARD OF DIRECTORS

Armonk New York                                                   Mark A. Koch
April 28, 1999                                                     Secretary

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Mark A. Koch, the Company's Secretary, SEMX Corporation, One Labriola Court, Armonk, New York 10504.

PROXY                           SEMX CORPORATION
                   One Labriola Court, Armonk, New York 10504
                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 ON MAY 26, 1999

  The undersigned, a holder of Common Stock of SEMX Corporation, a Delaware corporation (the "Company"), hereby appoints GILBERT D. RAKER and MARK A. KOCH and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on April 9, 1999, at the Annual Meeting of Stockholders of the Company to be held at The Club 101, 101 Park Avenue, New York at 11:00 a.m. E.D.T. on May 26, 1999 and any adjournments(s) thereof, as follows:

1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

   [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
                                            to vote for all the nominees listed
                                            below.

[Instructions: To withhold authority to vote for an individual nominee, strike a line through or otherwise strike out the nominee's name below.]

Gilbert D. Raker/Frank J. Polese/Mark A. Pinto/Richard D. Fain/John U. Moorhead, II/Stephen B. Sands/Andrew Lozyniak.

2. The ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the year ending December 31, 1999.
                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR Proposal 1 and 2.
                                   (Continued and to be signed on opposite side)

  The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

  The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 28, 1999 relating to the Annual Meeting and the 1998 Annual Report to Stockholders.


                                    Date:                                 , 1999
                                         ---------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                           Signature(s) of Stockholder(s)

                                    [Please sign exactly as name appears herein.
                                    When sign ing as executor, administrator, trustee, guardians, attorney, please give full title as such. For joint accounts or as fiduciaries, all joint or co-fiduciaries should sign.]

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEMX CORPORATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.
                        IT IS IMPORTANT FOR YOU TO VOTE.